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                                                                      EXHIBIT 21


              List of Subsidiaries of Swissray International, Inc.

                                                                         Name Under Which
           Name                      State of Incorporation               Does Business
           ----                      ----------------------               -------------

SR - Medical AG                            Switzerland               SR - Medical AG

Teleray AG                                 Switzerland               Teleray AG

Swissray Deutschland                       Germany                   Swissray Deutschland
(Rontgentechnik) GmbH (formerly                                      (Rontgentechnik) GmbH
known as SR-Medical GmbH)

Swissray Medical Systems Inc.,             Delaware                  Swissray Medical
(formerly Swissray Corporation)                                      Systems Inc.,

Empower, Inc.                              New York                  Swissray Empower Inc.

Swissray Health Care, Inc.                 Delaware                  Swissray Health Care,
                                                                     Inc.